Exhibit 10.2

FIRST AMENDED AND RESTATED

IRREVOCABLE STANDBY LETTER OF CREDIT

Letter of Credit No. 1158

Date of Issuance:	May 28, 2003

Issuer:	Home Federal Bank
225 South Main Avenue
Sioux Falls, SD 57104

To:	NorthWestern Energy Corporation
125 S Dakota Ave Suite 1100
Sioux Falls, SD 57104-6403

          1.       Home Federal Bank (the “Bank”) hereby establishes in favor of NorthWestern Energy Corporation (“NEC” an affiliate of NorthWestern) an Irrevocable Standby Letter of Credit (the “Letter of Credit”) at the request and for the account of Great Plains Ethanol, LLC, a South Dakota limited liability company (“Great Plains”), whereby the Bank, subject to the terms and conditions contained herein, authorizes NEC to draw on it at any time or times before the Expiration Date (as defined below), by its draft (the “Draft”), in the form of Appendix 1 hereto, an amount up to an aggregate amount of $1,600,000.00, as set forth on an accompanying certificate (the “Draw Certificate”), in the form of Appendix 2 hereto.

          2.       This Letter of Credit shall expire at the close of business on March 1, 2004 (the “Expiration Date”), unless extended.

          3.       This Letter of Credit is issued in conjunction with a Natural Gas Distribution Delivery Agreement between NEC and Great Plains dated September 2, 2002 (the “Agreement”), under which Great Plains agreed to transport a minimum quantity of natural gas to its plant at a fixed price for delivery by NEC through a pipeline constructed by NEC to serve the plant and the obligations of Great Plains under the Agreement.  The terms and conditions of the Agreement are incorporated herein by reference.

          4.       Funds under this Letter of Credit are available to NEC in accordance with and against its Draft and Draw Certificate, each dated the date of presentation and executed by an officer of NEC, referring to the number of this Letter of Credit and presented along with the original Letter of Credit at our office at 225 South Main Avenue, Sioux Falls, South Dakota 57104 during normal banking hours on or prior to the Expiration Date or any extension thereof.  NEC warrants and represents to the Bank that it has assigned or will assign its rights to the proceeds of this Letter of Credit to Tetra Financial Group.  Within 48 hours following presentation of the Draft, Draw Certificate and original Letter of Credit, the funds drawn shall be payable jointly by the Bank to NEC and Tetra Financial Group.

          5.       This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended, without the consent of the Bank, except as to the completion of the Draft and Draw Certificates referred to herein.

HOME FEDERAL BANK

By	/s/David A. Brown

Its	Senior Vice President

AGREED AND ACCEPTED
this  28th day of May, 2003.

NORTHWESTERN ENERGY CORPORATION

By	/s/Curt Pohl

Its	/s/Vice President